Exhibit 99.2

MICT, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) www.mict - inc.com 1 Q3 - 21 Earnings Presentation

MIC, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) Safe Harbor Statements Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This presentation may contain forward - looking statements that involve risks, uncertainties, and assumptions. If any such uncert ainties materialize or if any of the assumptions proves incorrect, the results of MICT, Inc. could differ materially from the results ex pressed or implied by the forward - looking statements we make. All statements other than statements of historical fact could be deemed forw ard - looking, including any projections of product or service availability, subscriber growth, earnings, revenues, or other financ ial items and any statement regarding strategies or plans of management for future operations, statements or belief, any statements concern ing new, planned, or upgraded service or technology developments and consumer contracts or use of our services. The risks and uncertainties referred to above include, but are not limited to, risks associated with developing and deliverin g n ew functionality for our service, new products and services, our new business model, our past operating losses, possible fluctio nal in our operating results and rate of growth, the outcome of any litigation, risks associated with completed and any possible mergers an d acquisitions, our relatively limited operating history, our ability to expand, retain, and motivate our employees and manage our growth, new releases of our service and successful customer deployment. Further information on potential factors that could affect t he financial results of MICT, Inc. is included in our annual report on Form 10 - K for the most recent fiscal year and in our quarterly report on Form 10 - Q of the most recent fiscal quarter. These documents and others containing important disclosures are available on the SEC Fi lings section of the Investor information of our Website. MICT, Inc. assumes no obligation and does not intend to update these forward - looking statements. 2

Q3 - 21 Accomplishments 3 » Total revenues increased >50% Q/Q, $18.5 million in Q3 versus $12.3 million in Q2 » Revenue growth driven entirely from B2B insurance brokerage » Gross Profit increased by ~ 312% Q/Q, $2.7 million in Q3 versus $0.7m in Q2 » Gross Margin increased by ~ 174% Q/Q, 14.8% in Q3 versus 5.4% in Q2 » Stock trading app, Magpie, launched in September 2021 » As of September 30, 2021, cash position approximately $105 million

MICT Inc.

Second Quarter At A Glance Q3-21 vs. Q2-21

Q3-21	Q2-21
▪ $18.5M in revenue, primarily from B2B insurance business; equating to >50% Q/Q growth and with benefit of higher margins	▪ $12.3M Revenue, all from B2B insurance business
▪ Local licenses acquired in ~130 cities / provinces providing new cross-selling opportunities for B2B2C and B2C and specialty products with higher margins	▪ Insurance brokerage revenues grew by 50% over Q1, aided by acquisition of nationwide license throughout China
▪ Magpie Stock Trading App launched in September 2021; technical / functional improvements made constantly thereafter, performing well and further upgrades planned	▪ Stock trading platform, Magpie, in final stages of testing, set for full launch in mid-September
▪ Commodity Platform was completed on time by early September. Awaiting green-light from key partners to launch, timing impacted by new sector regulation and market volatility	▪ Partnership signed with leading oil and gas trade center, enabling offer of commodity trading and futures exchange services
▪ Approximately $105M in Cash	▪ Approximately $114M Cash

MICT Inc.
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MICT Inc.

Fintech: Insurance Business

Achieved more than 0.5m customer registrations already through B2B, with the aim to cross-sell more products and migrate to higher margin channels

- Generated $18.5 million of revenues from insurance division in Q3, up >50% Q over Q
- 50% Q/Q growth in insurance revenues since launch in December 2020. Q3 Insurance revenues almost equal to entire insurance revenue of H1 2021
- More than 0.5m insurees registered already, and continuing to deliver significant growth in customer acquisition numbers
- In addition to nationwide license, recent acquisition of local licenses covering most of developed China (~130 cities / provinces) facilitates expansion into B2B2C business and then B2C, which is expected to drive further growth and an increase in margins
- Strategy to cross sell products to existing insurees and migrate towards higher margin insurance products and higher margin sales channels

MICT Inc.

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Fintech: Stock Trading Business 6 Magpie stock trading app launched mid - September » Initial focus has been on test and learn marketing strategy, to obtain data, gain customer feedback, refine the marketing strategy and improve the app’s technical functionality » Constant technological upgrades made since launch to achieve a market leading product » Download numbers have been highly encouraging, ahead of wider rollout and marketing campaigns » Aiming to achieve worldwide accessibility by end of November, albeit the initial target market is the Chinese diaspora and South East Asia » Fully compliant with both new and existing regulations in China. Robust controls and procedures in place to ensure no breaches of regulations historically or in the future

Fintech: Stock Trading Business 7 Magpie stock trading app launched mid - September

Fintech: Oil and Gas Commodities 8 Commodities trading platform launch is pending greenlight from key partners and introduction of new legislation » Platform was ready for scheduled launch by early September. » Already commenced customer acquisition from clients of Shanghai Petroleum and Natural Gas Trading Center (account for approximately 20% of China’s oil and gas trade). » Key partners are awaiting finalization of new Government legislation in sector and reduction in market volatility before greenlighting the launch. » The Company and its key partners will continue to monitor the situation and consider any possible improvements to the strategy.

MICT Q3 2021 Results 9 » Total revenue in the third quarter of 2021 was $18.51M versus $12.34M in Q2, up >50% » Gross profit of $2.7M in Q3 2021 versus $0.7M in Q2 2021, up >312% » Significant Q/Q increase in gross margin, 14.8% in Q3 2021 versus 5.4% in Q2, due to reduced reliance on commission rebates and price incentives to attract new brokers » Continued investment in research and development on technology - spending $0.40M in Q3 2021 versus $0.39M in Q2 » Selling and marketing expenses were $1.5M in Q3 2021 versus $1.4M in Q2 » General and administrative expenses were $6.6M in Q3 2021, down from $14.9M in Q2 2021. Q3 G&A included >$1.6M of non - cash costs. » Net loss in Q3 2021 was $5.3M versus a loss of $18.4M in Q2 » Non - GAAP net loss in Q3 2021 was $3.1M versus a loss of $8.9M in Q2

Balance Sheet Highlights 10 In $000's 09/30/2021 12/31/2020 Cash, cash equivalents and restricted cash 105,289 $ 29,049 $ Total current assets 138,314 $ 33,680 $ Total assets 182,150 $ 77,733 $ Total current liabilities 2 5,334 $ 6,987 $ Total long - term liabilities 4,509 $ 5,050 $ Total equity 152,307 $ 65,696 $ As of

Income Statement Results 11 MICT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (USD In 000’s, Except Share and Earnings Per Share Data) - Unaudited

Q3 - 21 Non - GAAP Financial Measures 12 In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non - GAAP financial measures. Management uses non - GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. Management believes that these non - GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non - GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. The non - GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

Q3 - 21 Non - GAAP Financial Measures 13

MICT, Inc. A New Direction MICT (Nasdaq Capital Markets) www.mict - inc.com 14